EXHIBIT 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement dated as of September 22, 2025 (this “Agreement”) is among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender (the “Lender”), BROADWIND, INC., a Delaware corporation (“Company”) and certain Subsidiaries of the Company from time to time party to the Credit Agreement as Borrowers (together with Company, “Borrowers” and each a “Borrower”) and certain Subsidiaries of the Company from time to time party to the Credit Agreement as Guarantors (collectively, the “Guarantors” and each a “Guarantor” and together with the Borrowers, the “Loan Parties” and each a “Loan Party”).

WHEREAS, the Lender and the Loan Parties are party to a Credit Agreement dated as of August 4, 2022 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

WHEREAS, the Loan Parties have requested that Lender amend the Credit Agreement to modify the repayment terms of the Term Loan, and Lender is willing to do so, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

2.    Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 4 of this Agreement, the parties hereto agree as follows:

(a)    Section 2.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(c) Term Loan. Subject to, and upon the terms and conditions contained herein, on the Closing Date, Lender made an initial Term Loan to Borrowers in the amount of $7,578,000. Immediately prior to the Second Amendment Effective Date, the outstanding principal balance of the Term Loan initially advanced on the Closing Date equaled $5,051,999.88. On the Second Amendment Effective Date, subject to and upon the conditions set forth in the Second Amendment, Lender agreed to make an additional advance in respect of the Term Loan in the principal amount of $2,526,000.12 so that the initial principal balance of the Term Loan as of the Second Amendment Effective Date shall equal $7,578,000. The principal amount of the Term Loan shall be repaid in 84 consecutive monthly installments (or earlier as provided herein) payable on the first day of each calendar month commencing on January 1, 2025, and each installment (other than the last installment) shall be in the amount of (i) $90,214.29 for each monthly period from January 1, 2025 through and including September 1, 2025, and (ii) $61,505.77 for each monthly period after October 1, 2025 with the last installment being in the amount of the entire unpaid balance of the Term Loan. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date on which the Term Loan otherwise becomes due and payable pursuant to the terms of this Agreement. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed."

3.    Representations. To induce Lender to enter into this Agreement, Loan Parties hereby represent to Lender as follows:

(a)    that each Loan Party is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(b)    that the execution and delivery of this Agreement and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not (i) violate any provision of Federal, State, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, except in each case, violations which would not reasonably be expected to have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iii) require any approval of any holder of Equity Interests of a Loan Party, other than consents or approvals that have been obtained and that are still in force and effect;

(c)    that the Credit Agreement, as amended by this Agreement, is the legally valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d)    that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Lender except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date; and

(e)    that as of the date of this Agreement, after giving effect to the waiver set forth herein, no Default or Event of Default has occurred and is continuing.

4.    Conditions. This Agreement shall become effective as of the date of this Agreement upon Lender’s receipt of this Agreement duly executed by Lender and Loan Parties.

5.    Release. Each Loan Party hereby waives and releases any and all current existing claims Loan Parties have or may have had through and including the date of this Agreement, counterclaims, defenses, or set-offs of every kind and nature known to such Loan Party which it has or might have against Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of Lender. Each Loan Party hereby further covenants and agrees not to sue Lender or assert any claims, defenses, demands, actions, or liabilities against Lender known to such Loan Party which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement, other than as arising in respect of gross negligence or willful misconduct on the part of Lender.

6.    Miscellaneous.

(a)    This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b)    This Agreement binds Lender and each Loan Party and their respective successors and assigns, and will inure to the benefit of Lender and each Loan Party and the successors and assigns of Lender.

(c)    Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Loan Party, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d)    Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e)    This Agreement is a Loan Document. Each Loan Party acknowledges that Lender’s reasonable costs and out‑of‑pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Expenses.

(f)    The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages to follow]

The parties are signing this Amendment No. 3 to Credit Agreement as of the date stated in the introductory clause.

LOAN PARTIES:

BROADWIND, INC.,

as Administrative Borrower and a Borrower

By/s/ Thomas Ciccone

Name: Thomas Ciccone

Title: Vice President

BRAD FOOTE GEAR WORKS, INC.,

as a Borrower

By /s/ Thomas Ciccone

Name: Thomas Ciccone

Title: Treasurer

BROADWIND HEAVY FABRICATIONS, INC.,

as a Borrower

By /s/ Thomas Ciccone

Name: Thomas Ciccone

Title: Treasurer

BROADWIND INDUSTRIAL SOLUTIONS, LLC., as a Borrower

By /s/ Thomas Ciccone

Name: Thomas Ciccone

Title: Treasurer

5100 NEVILLE ROAD, LLC.,

as a Guarantor

By: BRAD FOOTE GEAR WORKS, INC.

Its: Manager

By /s/ Thomas Ciccone

Name: Thomas Ciccone

Title: Treasurer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:/s/ David Evans
Name: David Evans
         Its Authorized Signatory